AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2006

REGISTRATION NO. 333-121120

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICREDIT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in governing instruments)

Delaware	75-2439888
(State of incorporation)	(I.R.S. Employer Identification Number)

801 CHERRY STREET, SUITE 3900

FORT WORTH, TEXAS 76102

(Address of Principal Executive Office of registrant)

J. MICHAEL MAY, ESQ.

AMERICREDIT CORP.

801 CHERRY STREET

FORT WORTH, TEXAS 76102

(Name and address of agent for service)

Copies to:

CHRIS DIANGELO, ESQ.

DEWEY BALLANTINE LLP

1301 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10019

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (File No. 333-121120), declared effective on January 7, 2005 by the Securities and Exchange Commission (the “Registration Statement”), is being filed solely for the purpose of including the additional undertakings in Item 17 of Part II of the Registration Statement required pursuant to Regulation AB and the Securities Offering Reform. No changes or additions are being made hereby to the prospectus that forms a part of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Securities.

SEC Filing Fee	$1,059,173.30
Trustee’s Fees and Expenses*	20,000.00
Legal Fees and Expenses*	300,000.00
Accounting Fees and Expenses*	80,000.00
Printing and Engraving Expenses*	100,000.00
Blue Sky Qualification and Legal Investment Fees and Expenses	10,000.00
Rating Agency Fees*	200,000.00
Security Insurer’s Fee*	150,000.00
Miscellaneous*	200,000.00

TOTAL	$2,119,173.30

*	Estimated in accordance with Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

Section 9 of the Certificate of Incorporation of AmeriCredit Financial Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that AmeriCredit Financial Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse AmeriCredit Financial Services, Inc. with respect to certain material misstatements or omissions in the

Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

Insurance. As permitted under the laws which govern the organization of the registrant, the registrant’s Certificate of Incorporation permits the board of directors to purchase and maintain insurance on behalf of the registrant’s agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents’ status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

Item 16. Exhibits.

1.1	—	Form of Underwriting Agreement — Notes (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

1.2	—	Form of Underwriting Agreement — Certificates (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.1	—	Certificate of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.2	—	By-Laws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

4.1	—	Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.2	—	Form of Indenture between the Sponsor and the Indenture Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.3	—	Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as certificates.

4.4	—	Form of Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

5.1	—	Opinion of Dewey Ballantine LLP with respect to validity.*

8.1	—	Opinion of Dewey Ballantine LLP with respect to tax matters.*

10.1	—	Form of Receivables Acquisition Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

23.1	—	Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

*	Filed herewith.

Item 17. Undertakings.

A. Undertaking in respect of indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of it’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. Undertaking pursuant to Rule 415.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent on more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is in Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) provided further, however that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment by these paragraphs shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Undertaking pursuant to Rule 430A.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

D. Undertaking regarding documents incorporated by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Undertaking regarding trust indenture qualification.

The undersigned registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

F. Asset-Backed Securities That Provide Certain Information Through Internet Website.

The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

G. Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 7th day of February, 2006.

AMERICREDIT FINANCIAL SERVICES, INC.

By	/s/ Daniel E. Berce
Daniel E. Berce
Director, President and Chief Executive Officer

The registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities “investment grade securities” pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel E. Berce Daniel E. Berce	Director, President and Chief Executive Officer of AmeriCredit Financial Services, Inc.	February 7, 2006

/s/ Preston A. Miller Preston A. Miller	Director, Executive Vice President and Chief Operating Officer of AmeriCredit Financial Services, Inc.	February 7, 2006

/s/ Chris A. Choate Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer of AmeriCredit Financial Services, Inc.	February 7, 2006

/s/ J. Michael May J. Michael May	Senior Vice President, Chief Legal Officer and Secretary of AmeriCredit Financial Services, Inc.	February 7, 2006

EXHIBIT INDEX

Exhibit

1.1	—	Form of Underwriting Agreement — Notes (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

1.2	—	Form of Underwriting Agreement — Certificates (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.1	—	Articles of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.2	—	Bylaws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

4.1	—	Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.2	—	Form of Indenture between the Sponsor and the Indenture Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.3	—	Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as certificates.

4.4	—	Form of Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

5.1	—	Opinion of Dewey Ballantine LLP with respect to legality.*

8.1	—	Opinion of Dewey Ballantine LLP with respect to tax matters.*

10.1	—	Form of Receivables Acquisition Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

23.1	—	Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1).

*	Filed herewith.